Exhibit 99.1

ICAD ANNOUNCES ONE - FOR - FIVE REVERSE STOCK SPLIT

Common Shares Will Begin Trading on a Split-Adjusted Basis on August 16, 2012

NASHUA, N.H. – August 14, 2012 – iCAD, Inc. (Nasdaq: ICAD), an industry-leading provider of advanced image analysis, workflow solutions and radiation therapy for the early identification and treatment of cancer, today announced the effectiveness of a one-for-five reverse stock split of its common stock. The reverse stock split was approved by its shareholders at the Annual Shareholder meeting of the Company held on May 22, 2012. The Company’s Board of Directors was authorized to proceed with an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split and determine the ratio of the split within a range of not less than 1-for-2 or greater than 1-for-6. The Board of Directors has determined to fix the ratio for the reverse stock split at 1-for-5.

The reverse stock split is intended to increase the per share trading price of the Company’s common shares to satisfy the $1.00 minimum bid price requirement for continued listing on the NASDAQ Capital Market. As a result of the reverse stock split, every five common shares issued and outstanding prior to the opening of trading on August 16, 2012 will be consolidated into one issued and outstanding share. No fractional common shares will be issued as a result of the reverse stock split and any fractional shares will be paid in cash to the shareholder in lieu of such fractional share.

Trading of the Company’s common shares on the NASDAQ Capital Market will continue, on a split-adjusted basis, with the opening of the market on Thursday, August 16, 2012, under new CUSIP number 44934S 206. Immediately subsequent to the reverse stock split, there will be approximately 11.0 million of the Company’s common shares issued and 10.8 million of the Company’s common shares outstanding.

The Company has retained its transfer agent, Continental Stock Transfer & Trust Company, LLC (“CST”), to act as its exchange agent for the reverse split. CST will provide shareholders of record as of the effective date a letter of transmittal providing instructions for the exchange of their certificates. Shareholders owning shares via a broker or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to brokers’ particular processes, and will not be required to take any action in connection with the reverse stock split.

For more information regarding the Company’s reverse stock split, please refer to the proxy statement filed by the Company with the Securities and Exchange Commission on April 9, 2012.

About iCAD, Inc.

iCAD is an industry-leading provider of Computer-Aided Detection (CAD) technologies, advanced image analysis, workflow solutions and radiation therapies for the early identification and treatment of common cancers. iCAD offers a comprehensive range of high-performance, upgradeable CAD solutions for mammography and advanced image analysis and workflow solutions for Magnetic Resonance Imaging, for breast and prostate cancers and Computed Tomography for colorectal cancer. iCAD’s Xoft system, offers radiation treatment for early-stage breast cancer that can be administered in the form of intraoperative radiation therapy or accelerated partial breast irradiation. The Xoft system is also cleared for the treatment of non-melanoma skin cancer and endometrial cancer. For more information, call (877) iCADnow, or visit www.icadmed.com.

For iCAD, contact Kevin Burns at 937-431-7967 or via email at kburns@icadmed.com

For iCAD investor relations, contact Anne Marie Fields of LHA at 212-838-3777 x6604 or via email at afields@lhai.com

For iCAD media inquiries, contact Helen Shik of Schwartz MSL at 781-684-0770 or via email at iCAD@schwartzmsl.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995 Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the Company’s ability to defend itself in litigation matters, the risks relating to the Company’s acquisition of Xoft including, the expected benefits of the acquisition may not be achieved in a timely manner, or at all; the Xoft business operations may not be successfully integrated with iCAD’s and iCAD may be unable to achieve the expected synergies, business and strategic objectives following the transaction, the risks of uncertainty of patent protection; the impact of supply and manufacturing constraints or difficulties; product market acceptance; possible technological obsolescence; increased competition; customer concentration; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe”, “demonstrate”, “intend”, “expect”, “estimate”, “will”, “continue”, “anticipate”, “likely”, and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

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